                                                                   EXHIBIT 10.12

                             STOCK OPTION AGREEMENT
                          UNDER THE NATIONSHEALTH, INC.
                             2004 STOCK OPTION PLAN


         For purposes of this Option and Stock Option Agreement (this "OPTION AGREEMENT"), the following terms shall have the following meanings:


Grantee:                     [Insert Name of Grantee]
                             ---------------------------------------------------

Grant Date:                  [Insert Grant Date], 2004
                             ---------------------------------------------------

Number of Option Shares:     [Insert Number of Shares] shares of Common Stock
                             ---------------------------------------------------

Exercise Price (per share):  $[Insert Exercise Price -FMV at date of grant]
                             ---------------------------------------------------

Expiration Date:             [Insert Date which is one day before Grant
                             Date], 2010
                             ---------------------------------------------------

Tax Status of Option:        [Incentive Stock Option/Non-qualified Stock Option]
                             [Select one]
                             ---------------------------------------------------

Vested Shares:               Except as provided in this Option Agreement and
                             provided that the Grantee's Service Relationship
                             (as hereinafter defined) has not terminated prior to any applicable date set forth below, this Option shall be deemed vested to the extent the Option
                             Shares become Vested Shares on the dates set forth below:


        VESTING DATE                                     VESTED SHARES

  [Insert Initial Vesting Date -              [Insert Number of Shares] shares
  Standard is 1st anniversary of              (which is [25]% of the total
  Grant Date] (the "INITIAL VESTING           Number of Option Shares)
  DATE")


  PLUS:

  [Insert Next Vesting Date -                [Insert Number of Shares] shares
  Standard is the 6th month                  (which is [12.5]% of the total
  anniversary of the Initial                 Number of Option Shares)
  Vesting Date] and on each [sixth
  (6th) month anniversary]
  thereafter until all Option
  Shares are Vested Shares



         Pursuant to the NationsHealth, Inc. 2004 Stock Option Plan (the "PLAN"), NationsHealth, Inc., a Delaware corporation (together with its successors, the "COMPANY"), hereby grants to the Grantee named above an option to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock indicated above (the "OPTION SHARES," and such shares once issued shall be referred to as the "ISSUED SHARES," each as adjusted pursuant to Section 7 of the Plan), at the Exercise Price specified above, subject to the terms and conditions set forth in this Option Agreement and the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan (as applicable).

         If this Option is designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" as defined in
Section 422(b) of the Code. To the extent that any portion of this Option does not so qualify as an Incentive Stock Option or, if this Option is designated as a Non-qualified Stock Option above, it shall be deemed a Non-qualified Stock Option. The Grantee should consult with the Grantee's own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, the holding period requirements).

         1. VESTING AND EXERCISABILITY.

         (a) No portion of this Option may be exercised until such portion shall have vested.

         (b) Except as set forth below, this Option shall be exercisable at any time prior to the Expiration Date or earlier termination of the Option as provided herein and in the Plan in an amount not to exceed the number of Vested Shares (determined at the time of exercise) less the number of Vested Shares previously acquired upon exercise of this Option. In no event shall this Option be exercisable for more than the Number of Option Shares (subject to Section 7 of the Plan).

         (c) In the event that the Grantee's Service Relationship is terminated for any reason other than for Cause (as defined below), this Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, until the date specified in Section l(e) hereof. Any portion of this Option that is not vested on the date of termination of the Service Relationship shall immediately expire and be null and void. For purposes of this Agreement, (i) "SERVICE RELATIONSHIP" shall mean the Grantee's employment of service with the Company, whether in the capacity of an employee or director or consultant; PROVIDED that, unless otherwise determined by the Committee, the Grantee's Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or a transfer between the locations of the Company or its subsidiaries or a transfer between the Company and any subsidiary, in each case to the extent there has been no interruption of the Service Relationship, and (ii) "CAUSE" shall mean (A) any breach or violation by the Grantee of any provision of any agreement to which the Grantee and the Company are parties, including, but not limited to, this Option Agreement, any employment agreement, any agreement containing covenants not to compete and covenants relating to the protection of confidential information and proprietary rights of the Company, or any agreement relating to nonsolicitation or nondisparagement, (B) any act or omission to act by the Grantee (other than the Grantee's resignation or retirement) which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company or impairing the Grantee's ability to perform services for the Company,
(C) the Grantee's conviction (including any pleas of guilty or nolo contendre) of any crime (other than ordinary traffic violations), (D) any material misconduct or willful and deliberate non-performance of duties by the Grantee in connection with the business or affairs of the Company, (E) the Grantee's theft, dishonesty, misrepresentation or falsification of the Company's documents or records, (F) the Grantee's improper use or disclosure of the Company's


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confidential or proprietary information, or (G) the Grantee's use of the facilities or premises of the Company to conduct unlawful or unauthorized activities or transactions. For purposes of this paragraph, the term "Company" shall include any parent and any subsidiary of the Company.

         (d) In the event that the Grantee's Service Relationship is terminated for Cause, any portion of this Option, whether or not vested on the date of termination of the Service Relationship, shall not thereafter be exercisable and shall be forfeited by the Grantee. Upon such termination, this Option shall terminate immediately, shall immediately expire and be null and void, and any and all rights which the Grantee may have had with respect to such Option shall be extinguished.

         (e) Subject to the provisions set forth herein, once any portion of this Option becomes vested and exercisable, it shall continue to be exercisable by the Grantee or his or her representatives and legatees as contemplated herein at any time or times prior to the earlier of: (i) the date which is: (A) twelve
(12) months following the date on which the Grantee's Service Relationship terminates due to death or disability, or (B) three (3) months following the date on which the Grantee's Service Relationship terminates if the termination is due to any other reason (other than for Cause), and (ii) the Expiration Date; PROVIDED that if the Grantee's Service Relationship is terminated for Cause, this Option shall terminate immediately as set forth in Section 1(d) hereof.

         (f) If designated as an Incentive Stock Option above, the Grantee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, subject to any amendments thereof, no sale or other disposition may be made of Issued Shares within the one (1)-year period after the day of issuance of such Issued Shares to him or her (i.e., the exercise date), nor within the two (2)-year period after the grant of this Option, and further that this Option must be exercised, if and to the extent permitted hereunder, within three (3) months after termination of employment (or twelve (12) months in the case of death or disability) of the Grantee. If the Grantee disposes of any such Issued Shares (whether by sale, gift, transfer or otherwise) within either of these periods, he or she agrees to notify the Company within thirty (30) days after such disposition. The Grantee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent that the aggregate "fair market value" (determined as of the time that the applicable option is granted) of the shares of Common Stock with respect to which all Incentive Stock Options held by the Grantee are exercisable for the first time during any calendar year (under all option plans of the Company, its parent and/or its subsidiaries) exceeds one hundred thousand dollars ($100,000.00), such Incentive Stock Options shall constitute Non-qualified Stock Options. For purposes of this Section 1(f), Incentive Stock Options shall be taken into account in the order in which they were granted. If, pursuant to this Section 1(f), a Stock Option is treated as an Incentive Stock Option in part and a Non-qualified Stock Option in part, the Grantee may designate which portion of the Stock Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Stock Option first. For purposes of this Option Agreement, "fair market value" shall have the meaning set forth in the Plan.



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         2. EXERCISE OF OPTION.

         (a) The Grantee may exercise this Option only by delivering an Option exercise notice (an "EXERCISE NOTICE"), in substantially the form of APPENDIX A attached hereto, to the Company's chief financial officer or as otherwise instructed by the Company, indicating his or her election to purchase some or all of the Option Shares which have vested at the time of delivery of such Exercise Notice (which amount shall be specified in the Exercise Notice), accompanied by payment in full of the aggregate Exercise Price; PROVIDED that such exercise shall be effective only upon receipt by the Company of the Exercise Notice and the aggregate Exercise Price. Payment of the aggregate Exercise Price for the Option Shares elected to be purchased by the Grantee may be made by one or more of the following methods:

                  (i) in cash, by certified or bank check, or other instrument acceptable to the Committee, in U.S. funds payable to the order of the Company in an amount equal to the aggregate Exercise Price of such Option Shares;

                  (ii) if permitted by the Committee at the time of exercise in its sole and absolute discretion, (x) through the delivery (or attestation to the ownership) of shares of Common Stock with an aggregate fair market value (as of the date such shares are delivered or attested to) equal to the aggregate Exercise Price and that have been purchased by the Grantee on the open market or that have been held by the Grantee for at least six (6) months and are not subject to restrictions under any plan of the Company, or (y) by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in an amount equal to the aggregate Exercise Price; PROVIDED that in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

                  (iii) a combination of the payment methods set forth in clauses (i) and (ii) above, if applicable.

         (b) Certificates for the Option Shares so purchased will be issued and delivered to the Grantee upon compliance to the satisfaction of the Committee with all requirements under applicable laws, regulations or rules in connection with such issuance. Until the Grantee shall have complied with the requirements hereof and of the Plan, including the withholding requirements set forth in
Section 5 hereof, the Company shall be under no obligation to issue the Option Shares. The determination of the Committee as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Issued Shares unless and until this Option shall have been exercised pursuant to the terms hereof and the Company shall have issued and delivered such Issued Shares to the Grantee (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Thereupon, the Grantee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Option Agreement and the Plan.


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         (c) The Company shall not be required to issue fractional shares upon the exercise of this Option. The total number of Vested Shares under this Option shall be rounded down to the nearest whole share and any fractional shares shall be aggregated with the number of Option Shares that become Vested Shares in successive vesting periods.

         3. SUBJECT TO PLAN.

                  This Option is subject to all of the terms and conditions set forth in the Plan. Notwithstanding anything in this Option Agreement to the contrary, to the extent of any conflict between the terms of the Plan and this Option Agreement, the terms of the Plan shall control.

         4. TRANSFERABILITY.

                  The transferability of this Option is subject to Section 8 of the Plan.

         5. WITHHOLDING TAXES.

                  (a) PAYMENT BY THE GRANTEE. The Grantee shall, no later than the date as of which the exercise of this Option (or, if applicable, the issuance, in whole or in part, of any Issued Shares, the operation of any law, regulation or rule providing for the imputation of interest related to this Option, or the lapsing of any restriction with respect to any Issued Shares) gives rise to taxable income and subjects the Company to a tax withholding obligation, authorize the Company to withhold from payroll and any other amounts payable to the Grantee or pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state, foreign and local taxes required by law to be withheld with respect to such income.

                  (b) PAYMENT IN STOCK. Subject to approval by the Committee in its sole and absolute discretion, the Grantee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by: (i) authorizing the Company to withhold from shares of Common Stock to be issued a number of shares of Common Stock with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Grantee with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due. The fair market value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

        6. REPURCHASE OF ISSUED SHARES.

                  (a) REPURCHASE. If (i) the Company terminates the Grantee's Service Relationship for Cause, or (ii) after the Grantee ceases to maintain a Service Relationship with the Company, an act or omission occurs which would constitute Cause if the Grantee still maintained a Service Relationship with the Company (a "CAUSE EVENT"), then the Company or its assigns shall have the right and option to repurchase all or any portion of the Issued Shares received by the Grantee upon exercise of this Option (the "REPURCHASE"). The per share purchase price of the Issued Shares subject to the repurchase (the "REPURCHASE PRICE") shall be equal to the Exercise Price.



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                  (b) CLOSING PROCEDURE. The Company may exercise its Repurchase
Right with respect to Issued Shares received by the Grantee upon exercise of this Option (i) with respect to a Repurchase pursuant to Section 6(a)(i) above, at any time during the three (3) month period beginning six (6) months after the later of the termination of the Grantee's Service Relationship or the date on which such Issued Shares were issued upon exercise of this Option, or (ii) with respect to a Repurchase pursuant to Section 6(a)(ii) above, at any time during the three (3) month period beginning six (6) months after the later of the termination of the Grantee's Service Relationship, or the date on which such Issued Shares were issued upon exercise of this Option, or the occurrence of a Cause Event (the "REPURCHASE PERIOD"). The Company or its assigns shall effect the Repurchase (if so elected) by delivering or mailing to the Grantee written notice within such Repurchase Period, specifying a date within such Repurchase Period when the Repurchase shall be effected. Upon such notification, the Grantee shall promptly surrender to the Company any certificates representing the Issued Shares to be repurchased, together with a duly executed stock power for the transfer of such Issued Shares to the Company or the Company's assigns. Upon the Company's or its assigns' receipt of the certificate or certificates representing the Issued Shares so repurchased, duly endorsed for transfer and free and clear of any liens or encumbrances from the Grantee, the Company or its assigns shall deliver to him, her or them a check for the Repurchase Price of the Issued Shares being purchased; PROVIDED that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed to the Company.

                  (c) REMEDY. Without limitation of any other provision of this Option Agreement, if the Grantee refuses or, for any reason, fails to deliver to the Company or its assigns the certificate or certificates evidencing the Issued Shares that the Company or its assigns has elected to purchase pursuant to this
Section 6 together with a related stock power, then the Company or its assigns may deposit the Repurchase Price for such Issued Shares with a bank designated by the Company or its assigns, or with the Company's or its assigns' independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, to be held by such bank or accounting firm for the benefit of and for delivery to the Grantee. In the alternative, the Company may, in its discretion, pay such Repurchase Price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset and upon notice to the Grantee, such Issued Shares shall be deemed to have been sold, assigned, transferred and conveyed to the Company or its assigns, the Grantee shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

        7. COMPLIANCE WITH LEGAL REQUIREMENTS.

                  The grant of this Option and the issuance of shares of Common Stock upon exercise of this Option shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. This Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, this Option may not be exercised unless: (a) a registration statement under the Securities Act of 1933, as amended (the "ACT") shall at the time of exercise of this Option be in effect with respect to the shares issuable upon exercise, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms


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of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed necessary by the Company's legal counsel for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of this Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        8. LOCK-UP PROVISION.

                  The Grantee agrees that if the Company proposes to offer for sale to the public any shares of Common Stock pursuant to a public offering under the Act and if requested by the Company or any underwriter engaged by the Company, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company held by him, her or them (except for any securities sold pursuant to such registration statement) or enter into any "Hedging Transaction" as (as defined below) relating to any securities of the Company (including, without limitation, pursuant to Rule 144 under the Act or any successor or similar exemptive rule hereinafter in effect) held by him, her or them for such period following the effective date of the registration statement of the Company filed under the Act with respect to such offering, as the Company or such underwriter shall specify reasonably and in good faith, not to exceed ninety (90) days. For purposes of this Section 8, "HEDGING TRANSACTION" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

        9. MISCELLANEOUS PROVISIONS.

                  (a) ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in this Option.

                  (b) EMPLOYMENT RIGHTS. The grant of this Option does not confer upon the Grantee any right to continued employment or service with the Company or its parent or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate the Grantee's employment or service at any time.

                  (c) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Option Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Option Agreement.

                  (d) CHANGE AND MODIFICATIONS. The Committee may terminate or amend the Plan or this Option in accordance with the terms of the Plan.



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                  (e) GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (or the state of incorporation of any successor corporation) without regard to conflict of laws principles thereof.

                  (f) INTEGRATED AGREEMENT. This Option Agreement and the Plan constitute the entire understanding and agreement between the Grantee and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company with respect to such subject matter except as provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of this Option and shall remain in full force and effect.

                  (g) SAVING CLAUSE. If any provision of this Option Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

                  (h) NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or two (2) days after deposit in the mail if mailed by first class registered or certified mail, postage prepaid or one
(1) business day after deposit with a nationally recognized overnight carrier. Notices to the Company or the Grantee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

                  (i) BENEFIT AND BINDING EFFECT. This Option Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Option Agreement and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

                  (j) COUNTERPARTS. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                            [Signature page follows]





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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Stock Option Agreement as of the grant date first above written.



NATIONSHEALTH, INC.
By:                                         By:
            ------------------------                 ---------------------------
Name:       [Insert Officer's Name]         Name:    [Insert Name of Grantee]
Title:      [Insert Officer's Title]        Address: [Insert Grantee's Address]
Address:    13650 NW 8th Street
            Sunrise, FL 33325




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                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE



NationsHealth, Inc.
13650 NW 8th Street
Sunrise, FL 33325
Attention: Chief Financial Officer                         Date:
                                                                  -------------


         Pursuant to the terms of the Stock Option Agreement dated ______________ _____, _____ (the "OPTION AGREEMENT") granted pursuant to the NationsHealth, Inc. 2004 Stock Option Plan (the "PLAN") and entered into by NationsHealth, Inc. and ______________________ on such date, I hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $__________ representing the purchase price for __________ shares of Common Stock, all of which have vested in accordance with the Option Agreement. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the option.

         I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, copies of which I have received and carefully read and understand to all of which I hereby expressly assent.

         I agree that, IF THE OPTION IS DESIGNATED AS AN "INCENTIVE STOCK OPTION" IN THE OPTION AGREEMENT, that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the shares acquired pursuant to the option within one (1) year from the date of exercise of all or part of the option or within two (2) years of the date of grant of the option.

                                            Sincerely yours,




                                           -------------------------------------

                                           Name:
                                                    ----------------------------

                                           Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------




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